Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the Registration Statement (Form S-8 No. 333-221090) pertaining to the Omnibus Incentive Compensation Plan and the Amended and Restated 2015 Equity Incentive Plan of CarGurus, Inc. of our report dated March 1, 2018, with respect to the consolidated financial statements of CarGurus, Inc. included in this Annual Report (Form 10-K) for the year ended December 31, 2017.

/s/ Ernst & Young LLP

Boston, Massachusetts

March 1, 2018